SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ______________________

                                 FORM 8-K/A

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

  DATE OF REPORT:             September 8, 1998
                    (Date of the earliest event reported)

                      Home Products International, Inc.
           (Exact name of registrant as specified in its charter)

             Delaware                  0-17237        36-4147027
  (State or other jurisdiction of    (Commission    (I.R.S. Employer
  Incorporation or organization)     File Number)  Identification No.)

    4501 West 47th Street    Chicago, IL                   60632
  (Address of principal executive offices)               (Zip Code)

  Registrant's telephone number, including area code: (773) 890-1010

  ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       Unless the context otherwise requires, references to (i) "HPI" or the "Company" is to Home Products International, Inc. a Delaware
  corporation, and its wholly owned subsidiaries, including Prestige Plastics, Inc. (as defined), (ii) Prestige Plastics, Inc., ("Prestige"),a Minnesota corporation, is to the wholly owned subsidiary of HPI created to execute the acquisition of certain assets from Newell Co. ("Newell"), and (iii) the "Asset Acquisition" is to the acquisition by HPI and the subsequent assignment to Prestige of substantially all of the assets and certain liabilities of Newell's two operating units, Anchor Hocking Plastics ("AHP") and Plastics Inc. ("PI"). AHP and PI are collectively referred to herein as "Plastics".

       On September 8, 1998 in accordance with the terms of an Asset Purchase and Sale Agreement among, HPI, Plastics, and Newell, HPI executed the Asset Acquisition with an all cash purchase price of $78,000,000. The final purchase price is subject to a tangible net worth adjustment.

       In conjunction with the Asset Acquisition, HPI amended and restated its $100,000,000 revolving credit agreement dated May 14, 1998, (the "Prior Credit Agreement") among HPI, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as administrative agent, to add, among other items, a $50,000,000 term loan, (the "Term Loan"). The $150,000,000 Amended and Restated Credit Agreement, dated September 8, 1998, (the "New Credit Agreement") among HPI, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as administrative agent left the $100,000,000 revolving credit agreement substantially the same as it was under the Prior Credit Agreement.

       Financing for the Acquisition was obtained from the New Credit Agreement. A portion of the total $78,000,000 cash consideration was obtained from the Term Loan, and the remaining $28,000,000 was obtained from the revolving credit facility portion of the New Credit Agreement. Remaining availability under the New Credit Agreement after accounting for the Acquisition was approximately $52,000,000.


       AHP is a leading supplier of food storage containers sold through mass-market chains, while PI is a leading supplier of upscale, disposable plastic servingware distributed through institutional and retail markets. It is HPI's intention to continue to utilize the assets acquired in the same manor as they were used prior to the Asset Acquisition.

  ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  a)     Financial statements of business acquired.

       The following audited financial statements are filed herewith:

  PRESTIGE PLASTICS, INC.(formerly Plastics, Inc.) - As of and For the Years Ended December 31, 1997, 1996 and 1995

       Report of Arthur Andersen LLP
       Consolidated Balance Sheets
       Consolidated Statements of Income
       Consolidated Statements of Stockholders' Equity
       Consolidated Statements of Cash Flows
       Notes to Consolidated Financial Statements

       The following unaudited financial statements are filed herewith:

  PRESTIGE PLASTICS, INC.(formerly Plastics, Inc.)  - Interim Financial
  Statements

       Condensed Consolidated Balance Sheet as of June 27,1998 Condensed Consolidated Statements of Operations for the
         Six Months Ended June 27, 1998 and 1997
       Condensed Consolidated Statements of Cash Flows for the
         Six Months Ended June 27, 1998 and 1997
       Notes to Condensed Consolidated Financial Statements

  b)   Pro forma financial information.

       The following unaudited pro forma financial statements are filed herewith:

       HOME PRODUCTS INTERNATIONAL, INC :

       Unaudited Pro Forma Condensed Combined Balance Sheet as of
         June 27, 1998
       Unaudited Pro Forma Condensed Combined Statement of Operations
         for the  Six Months Ended June 27, 1998
       Notes to Unaudited Pro Forma Condensed Combined Financial
         Statements

       Unaudited Pro Forma Condensed Combined Balance Sheet as
         of December 27, 1997
       Unaudited Pro Forma Condensed Combined Statement of
         Operations for the Year Ended December 27, 1997
       Notes to Unaudited Pro Forma Condensed Combined
         Financial Statements

  c)     Exhibits

      Exhibit Index

        2. Asset Purchase and Sale Agreement among Plastics, Inc and Home Products International, Inc. and Newell Co. dated as of July 31, 1998.

       10.1 $150,000,000 Amended and Restated Credit Agreement among Home Products International, Inc. as Borrower, the Several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent dated September 8, 1998.

       10.2 Assignment and Assumption Agreement by and between Home Products International, Inc. and Prestige
               Plastics, Inc.

       23.     Consent of Arthur Andersen L.L.P.

                               PLASTICS, INC.

                      CONSOLIDATED FINANCIAL STATEMENTS

           TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                   AS OF DECEMBER 31, 1997, 1996 AND 1995


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

  Plastics, Inc.:

  We have audited the accompanying consolidated balance sheets of Plastics, Inc. (a Delaware corporation and wholly owned subsidiary of Newell Co.) as of December 31, 1997, 1996 and 1995, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Plastics, Inc. as of December 31, 1997, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                  ARTHUR ANDERSEN LLP


  Milwaukee, Wisconsin,
  July 23, 1998.

                            PLASTICS, INC.
                       CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                  AS OF DECEMBER 31, 1997, 1996 AND 1995

             ASSETS                     1997       1996      1995
                                      --------   --------  --------
CURRENT ASSETS:
 Cash                                $      2    $     2   $     2
 Accounts receivable, net               9,146      8,188    10,070
 Inventories, net                       8,000     10,287    11,629
 Prepaid expenses and other               345      1,745       689

 Current deferred tax asset                 -        154       445
                                      --------   --------  --------
     Total current assets              17,493     20,376    22,835

PROPERTY, PLANT AND EQUIPMENT, NET     15,952     14,730    12,417
                                      --------   --------  --------
     Total assets                     $33,445    $35,106   $35,252
                                      ========   ========  ========

LIABILITIES AND STOCKHOLDER'S            1997      1996      1995
                                      --------   --------  --------
CURRENT LIABILITIES:
 Accounts payable                     $   849    $ 1,041   $ 1,212
 Accrued compensation                     649        801     1,572
 Other accrued liabilities              3,161      3,158     3,405
 Deferred tax liabilities                 637          -         -
                                      --------   --------  --------
Total current liabilities               5,296      5,000     6,189

NONCURRENT DEFERRED TAX LIABILITIES     1,216      1,418     1,110

STOCKHOLDER'S EQUITY:
 Common stock                             393        393       393
 Parent division equity               (27,735)   (18,326)  (11,064)
 Retained earnings                     54,275     46,621    38,624
                                      --------   --------  --------
Total stockholder's equity             26,933     28,688    27,953
                                      --------   --------  --------
Total liabilities and                 $33,445    $35,106   $35,252
 stockholder's equity                 =======    =======   =======

   The accompanying notes are an integral part of these balance sheets.


                               PLASTICS, INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                               (In thousands)
            FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                           1997         1996         1995
                                          -------      -------      -------
  NET SALES                               $73,243      $72,320      $73,362
  COST OF PRODUCTS SOLD                    46,345       45,167       44,371
                                          -------      -------      -------
       Gross income                        26,898       27,153       28,991

  SELLING, GENERAL AND                     14,366       14,036       14,234
   ADMINISTRATIVE EXPENSES
                                          -------      -------      -------
       Operating income                    12,532       13,117       14,757

  NONOPERATING EXPENSE:
   Other, net                                  91          123          338
                                          -------      -------      -------
       Income before income taxes          12,441       12,994       14,419

  INCOME TAXES                              4,787        4,997        5,545
                                          -------      -------      -------
       Net income                          $7,654       $7,997       $8,874
                                          =======      =======      =======


      The accompanying notes are an integral part of these statements.


                               PLASTICS, INC.
               CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                               (In thousands)
            FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                         Parent
                               Common   Division    Retained
                                Stock    Equity     Earnings     Total
                                -----   --------     -------     -------
  BALANCE, December 31, 1994     $393  $ (5,932)     $29,750     $24,211

   Changes in parent division       -    (5,132)           -      (5,132)
   equity
   Net income                       -         -        8,874       8,874
                                -----   --------     -------     -------
  BALANCE, December 31, 1995      393   (11,064)      38,624      27,953

   Changes in parent division       -    (7,262)           -      (7,262)
   equity
   Net income                       -         -        7,997       7,997
                                -----   --------     -------     -------
  BALANCE, December 31, 1996      393   (18,326)      46,621      28,688

   Changes in parent division       -    (9,409)           -      (9,409)
   equity
   Net income                       -         -        7,654       7,654
                                -----   --------     -------     -------
  BALANCE, December 31, 1997     $393  $(27,735)     $54,275     $26,933
                                =====   ========     =======     =======


      The accompanying notes are an integral part of these statements.

                               PLASTICS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
            FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                               1997        1996        1995
                                              -------     -------     -------
  OPERATING ACTIVITIES:
   Net income                                 $7,654      $7,997      $8,874
   Adjustments to reconcile net income to
    net cash provided by operating
    activities-
     Depreciation and amortization             3,529       2,647       2,391
     Deferred income taxes                       589         599         684
     (Gain) loss on sale of equipment              -           4         (49)
   Changes in current accounts-
    Accounts receivable                         (958)      1,882      (1,603)
    Receivable from/payable to parent, net    (9,409)     (7,262)     (5,132)
    Inventories                                2,287       1,342      (1,390)
    Prepaid expenses and other                 1,400      (1,056)       (681)
    Accounts payable                            (192)       (171)        618
    Accrued expenses and other                  (149)     (1,018)       (541)
                                              -------     -------     -------
 Net cash provided by operating activities     4,751       4,964       3,165
                                              -------     -------     -------

  INVESTING ACTIVITIES:
   Expenditures for property, plant and       (4,751)     (4,978)     (3,277)
    equipment
   Proceeds from disposals of property,            -          14         106
    plant and equipment
                                              -------     -------     -------
  Net cash used in investing activities       (4,751)     (4,964)     (3,165)
                                              -------     -------     -------
        Net change in cash                         -           -           -

  CASH, beginning of year                          2           2           2
                                              -------     -------     -------
  CASH, end of year                           $    2      $    2      $    2
                                              =======     =======     =======
  SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid during the year for-
    Income taxes                              $4,779      $5,571      $4,888


      The accompanying notes are an integral part of these statements.

                               PLASTICS, INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 1997, 1996 AND 1995


  (1) Description of the Business-

    Plastics, Inc. (the "Company"), a wholly owned subsidiary of Newell Co. ("Newell"), is a leading manufacturer and marketer of plastic food storage and servingware products sold to the consumer and commercial foodservice markets located in St. Paul, Minnesota. The Company is comprised of two operating units, Anchor Hocking Plastics ("AHP") and Plastics Inc. ("PI").


   (2) Significant Accounting Policies-

    Principles of consolidation-

    The consolidated results of the Company include the accounts of both AHP and PI. All intercompany accounts between the two operating units are eliminated in consolidation.

    Use of estimates-

    The preparation of these financial statements required the use of certain estimates by management in determining the Company's assets, liabilities, revenue and expenses and related disclosures.

    Revenue recognition-

    Sales of merchandise are recognized upon shipment to customers.

    Allowances for doubtful accounts-

    Historically, write-offs for the Company have been insignificant; therefore, no bad debt expense or allowance for bad debt has been recorded in the accompanying financial statements.

    Inventories-

    Inventories are stated at the lower of cost or market value. Cost of inventories was determined by the "last in, first-out" ("LIFO") method. If the "first-in, first out" ("FIFO") inventory valuation method had been used, inventories would have increased by $423,000, $397,000 and $1,003,000 at December 31, 1997, 1996, and 1995,
    respectively.

    The components of inventories at December 31, net of the LIFO reserve, were as follows:

                                      1997        1996         1995
                                  ----------   ----------   ----------

        Materials and supplies    $1,896,000   $2,716,000   $2,202,000
        Work in process            2,689,000    3,044,000    3,520,000
        Finished products          3,415,000    4,527,000    5,907,000
                                  ----------   ----------   ----------
                                  $8,000,000  $10,287,000  $11,629,000
                                  ==========  ===========  ===========

    Inventory   reserves  at   December 31,  totaled   $824,000  in   1997,
    $1,064,000 in 1996, and $2,103,000 in 1995.

    Property, plant and equipment-

    Property,  plant  and   equipment  at  December 31  consisted  of   the
    following:

                                      1997          1996          1995
                                 ------------  ------------  ------------

      Land                          $232,000      $232,000      $232,000
      Buildings and improvements   3,275,000     3,258,000     3,124,000
      Machinery and equipment     40,134,000    36,316,000    34,914,000
      Furniture and fixtures       1,065,000     1,055,000       924,000
      Construction in process      3,912,000     3,488,000       199,000
      Accumulated depreciation   (32,666,000)  (29,619,000)  (26,976,000)
                                 ------------  ------------  ------------
                                 $15,952,000   $14,730,000   $12,417,000
                                 ===========   ===========   ===========

    Replacements and improvements are capitalized. Expenditures for maintenance and repairs are charged to expense. The components of depreciation are provided by annual charges to income calculated to amortize on the straight-line basis, the cost of the depreciable assets over their depreciable lives. Estimated useful lives determined by the Company are as follows:

        Buildings and improvements   20-40 years
        Machinery and equipment      5-12 years

    Accrued liabilities-

    Other accrued liabilities at December 31 included the following:


                                     1997        1996        1995
                                  ----------  ----------  ----------
        Customer accruals         $2,153,000  $1,795,000  $2,341,000
        Other accruals             1,008,000   1,363,000   1,064,000
                                  ----------  ----------  ----------
                                  $3,161,000  $3,158,000  $3,405,000
                                  ==========  ==========  ==========

    Customer accruals are promotional allowances and rebates given to customers in exchange for their selling efforts.

    At December 31, the Company has minimum rental payments through the year 2003 under noncancellable operating leases as follows:

                                 Minimum
                 Year            Payments
                 ------------  ----------
                 1998            $916,000
                 1999             148,000
                 2000               6,000
                 2001               6,000
                 2002               6,000
                 Thereafter         1,000
                               ----------
                               $1,083,000
                               ==========

    Total  rental  expense  for  all  operating  leases  was  approximately
    $1,186,000,  $1,215,000  and   $1,250,000  in  1997,  1996  and   1995,
    respectively.

  (5) Retirement and Other Post-Retirement Benefit Plans-

    Salaried  and  hourly employees  that  meet  certain  requirements  are eligible to participate in the Newell Pension Plan for Salaried and Clerical Employees. The pension plan is administered by Newell.
    Newell pays the Company's portion of the plans' costs and funding requirements. The Company reimburses Newell for these costs. Total expense under this plan was $497,000, $439,000 and $488,000 for 1997,
    1996, and 1995.

    The employees of the Company are also eligible to participate in the Newell Co. Long-Term Savings and Investment Plan. The Company matches a portion of the employees contribution. Profit sharing expense was $242,000, $280,000 and $212,000 for 1997, 1996 and 1995.

    Employees of the Company are eligible to receive other post-retirement benefits, primarily health benefits, under the Newell Co. Health and Welfare Plan. Newell Co. charges the Company an annual expense calculated by Newell Co.'s actuaries. Expense related to this plan was $93,000, $85,000 and $138,000 in 1997, 1996 and 1995,
    respectively.

  (6) Income Taxes-

    The Company accounts for income taxes as prescribed by SFAS No. 109, "Accounting for Income Taxes." For U.S. income tax purposes, the Company's income is included in Newell Co.'s consolidated Federal income tax return. As a result, the Company records Federal taxes as an intercompany transaction with Newell.

    The provision for income taxes for the years ended December 31 consists of the following (computed on the basis of the Company as a standalone entity for U.S. Federal income tax purposes):

                                        1997        1996        1995
                                     ----------   ----------  ----------
             Current-
              Federal                $3,932,000   $4,118,000  $4,504,000
              State                     266,000      280,000     357,000
                                     ----------   ----------  ----------
                                      4,198,000    4,398,000   4,861,000
             Deferred                   589,000      599,000     684,000
                                     ----------   ----------  ----------
                  Total              $4,787,000   $4,997,000  $5,545,000
                                     ==========   ==========  ==========



  (7) Other  Nonoperating Expense-

    Total other nonoperating expense consists of the following expense (income) items for the years ended December 31:

                                        1997      1996       1995
                                       -------- ---------  ---------
    Management bonuses                 $91,000  $134,000   $545,000
    Gain on sale of machinery              -     (10,000)   (57,000)
    Sales and use tax refund               -         -     (163,000)
    Other                                  -      (1,000)    13,000
                                       -------- ---------  ---------
                                       $91,000  $123,000   $338,000
                                       ======== =========  =========

  (8) Significant Customer-

    Sales to four customers accounted for 43%, 46% and 43% of net sales in 1997, 1996, and 1995. At December 31, 1997, 1996 and 1995,
    receivables from these customers accounted for 43%, 38% and 46% of the Company's net trade accounts receivable, respectively.

  (9) Transactions with Newell Co.-

    Newell Co. provides centralized services to the Company including treasury management, cash management, receivables processing, payables processing, computer information services and payroll processing. No costs related to these services have been allocated by Newell Co. to the Company.

    Newell  Co.  also  maintains  worker's  compensation  reserves  at  the
    Corporate level. Newell Co. charges the Company an annual expense representing the Company's share of the Newell Co. expense. Worker's compensation expense of the Company was $190,000, $371,000 and $310,000 for the years ended 1997, 1996 and 1997, respectively.

 (10) Significant Event-

    Subject to an order of condemnation by the City of St. Paul, Minnesota, the Company will be forced to relocate its Ryan Avenue facility. The Company is presently in the process of negotiating the final terms for the relocation with the city.

                           PRESTIGE PLASTICS, INC.
                          (formerly Plastics, Inc.)

                  Interim Financial Statements - Unaudited



  Condensed Consolidated Balance Sheet as of June 27, 1998.....6

  Condensed Consolidated Statements of Operations for the Six
  Months Ended  June 27, 1998 and 1997.........................7

  Condensed Consolidated Statements of Cash Flows for the Six
  Months Ended  June 27, 1998 and 1997.........................8

  Notes to Condensed Consolidated Financial Statements.........9

                           PRESTIGE PLASTICS, INC.

                    Condensed Consolidated Balance Sheet
                             As of June 27, 1998
                                 (unaudited)
                               (in thousands)

                      Assets
  Current assets:
    Cash and cash equivalents ..................       $     2
    Accounts receivable, net ...................         7,272
    Inventories, net ...........................         7,345
    Prepaid expenses and other current assets ..           451
                                                        ------
      Total current assets .....................       $15,070
  Property, plant and equipment, net............        15,129
                                                        ------
  Total assets..................................       $30,199
                                                        ======
       Liabilities and Stockholders' Equity
  Current liabilities:
    Accounts payable ...........................       $ 1,409
    Accrued liabilities ........................         5,742
                                                         -----
      Total current liabilities ................         7,151
                                                         -----
  Stockholders' equity:
    Common Stock  ..............................           393
    Additional paid-in capital .................         1,569
    Retained earnings ..........................        21,086
                                                        ------
      Total stockholders' equity ...............        23,048
                                                        ------
  Total liabilities and stockholders' equity....       $30,199
                                                        ======

  The accompanying notes are an integral part of the financial statements.

                           PRESTIGE PLASTICS, INC.

               Condensed Consolidated Statements of Operations
               For the Six Months Ended June 27, 1998 and 1997
                                 (unaudited)
                               (in thousands)

                                               1998       1997
                                              ------     ------
 Net sales ..............................    $32,357    $37,355
 Cost of goods sold .....................     18,851     22,952
                                              ------     ------
    Gross profit ........................     13,506     14,403

 Operating expenses .....................      8,867      9,324
                                              ------     ------
    Operating profit ....................      4,639      5,079

 Other income, (expense) ................       (141)      (154)
                                              ------     ------
 Earnings before income taxes ...........      4,498      4,925

 Income tax (expense) benefit ...........     (1,508)    (1,687)
                                              ------     ------
 Net earnings                                $ 2,990    $ 3,238
                                              ======     ======

  The accompanying notes are an integral part of the financial statements.

                           PRESTIGE PLASTICS, INC.

               Condensed Consolidated Statements of Cash Flows
               For the Six Months Ended June 27, 1998 and 1997
                                 (unaudited)
                               (in thousands)


                                                1998         1997
                                              -------      -------
  Cash flows from operating activities:
   Net earnings ..........................   $  2,990     $  3,238
   Adjustments to reconcile net earnings
    to net cash provided by operating
    activities:
    Depreciation and amortization ........      1,549        2,049
    Changes in assets and liabilities:
      Decrease in accounts receivable ....      1,695          321
      Decrease in inventories ............        372          539
      Decrease (increase )in prepaids and
      other assets .......................         73         (101)
      Receivable from/ payable to parent,
      net ................................     (6,875)      (3,752)
      Increase in accounts
      payable and accrued liabilities ....      2,161          704
      Other operating activities, net ....        585         (864)
                                              -------      -------
  Net cash provided by operating activities     2,550        2,134

  Cash flows from investing activities:
   Capital expenditures, net                   (2,550)      (2,134)
                                              -------      -------

   Net increase in cash and cash equivalents $     -      $     -
   Cash and cash equivalents at beginning of
   period ................................         2            2
                                              -------      -------
   Cash and cash equivalents at end of
   period ................................   $     2      $     2
                                              =======      =======

  The accompanying notes are an integral part of the financial statements.

                           PRESTIGE PLASTICS, INC.

            Notes to Condensed Consolidated Financial Statements
                                 (unaudited)
                               (in thousands)


  Note   Prestige Plastics, Inc. ("Prestige"), a wholly owned subsidiary
  1.     of Newell Co., prior to acquisition by Home Products
         International, Inc. on September 8, 1998, was named Plastics, Inc. and is a leading manufacturer and marketer of plastic food storage and servingware products sold to the consumer and commercial foodservice markets. Prestige is comprised of two operating units, Anchor Hocking Plastics ("AHP") and Plastics Inc.("PI").

         The consolidated results of Prestige include the accounts of both AHP and PI. All intercompany accounts between the two operating units have been eliminated in consolidation.

         The unaudited condensed consolidated financial statements included herein as of June 27, 1998 and 1997 reflect, in the opinion of Prestige management, all adjustments (which include normal recurring adjustments) necessary for the fair presentation of the financial position, the results of operations and cash flows.
         The results of the interim periods are not necessarily indicative of the results to be expected for the full year.

  Note   Inventories are stated at the lower of cost or market.  Costs of
  2. inventories were determined by the "last-in-first-out" ("LIFO") method. If the "first-in-first-out" method had been used, inventories would have increased by $706 as of June 27, 1998.

         Prestige maintains resrves for slow moving and obsolete inventory which are adjusted throughout the year as determined necessary by management.

  Note   The provision for income taxes is determined by applying an
  3. estimated annual effective tax rate to income before income taxes. The estimated annual effective tax rate is based upon the most recent annualized forecast of pretax income and permanent book/tax differences.

                         HOME PRODUCTS INTERNATIONAL, INC

         Unaudited Pro Forma Condensed Combined Financial Statements


                                  Contents



  Unaudited Pro Forma Condensed Combined Balance Sheet as of June 27, 1998
     ......................................................................11

  Unaudited Pro Form Condensed Combined  Statement of Operations for the
     Six Months Ended June 27, 1998........................................12

  Notes to Unaudited Pro Forma Condensed Combined Financial Statements.....13

                      HOME PRODUCTS INTERNATIONAL, INC.
            Unaudited Pro Forma Condensed Combined Balance Sheet
                             As of June 27, 1998
                                (in thousands)

                                HPI     PRESTIGE    Pro Forma      Pro Forma
                            Historical Historical   Adjustments    Combined
                            ---------  ----------     -------       -------
          Assets
Current assets:
  Cash and cash equivalents  $  3,832   $     2     $     (2)  (p)  $  3,832
  Accounts receivable, net     36,444     7,272           -           43,716
  Inventories, net .......     27,554     7,345          706   (a)    35,605
  Prepaid expenses and
   other current assets...      1,377       451           -            1,828
                              -------    ------      -------         -------
      Total current assets     69,207    15,070          704          84,981
  Property, plant and
   equipment, net.........     40,719    15,129         (967)  (p)    54,881
  Intangible and other
   assets.................    123,848        -        55,000   (b)   179,348
                                                         500   (c)
                              -------    ------      -------         -------
  Total assets............   $233,774   $30,199     $ 55,237        $319,210
                              =======    ======      =======         =======
     Liabilities and
   Stockholders' Equity
Current liabilities:
  Current maturities of
   long-term obligations...  $    991   $    -      $    750   (d)  $  1,741
  Accounts payable .......     15,818     1,409          -            17,227
  Accrued liabilities ....     20,624     5,742          285   (e)    26,651
                              -------    ------      -------         -------
   Total current liabilities   37,433     7,151        1,035          45,619

  Long-term obligations -
  net of current maturities   134,314        -        77,250   (f)   211,564
  Other long-term
   liabilities                  6,273        -          -              6,273
  Stockholders' equity
    Common Stock ...........       80       393         (393)  (g)        80
    Additional paid-in
     capital................   48,304     1,569       (1,569)  (g)    48,304
    Retained earnings ......    7,784    21,086      (21,086)  (g)     7,784
    Common Stock held in
     treasury - at cost.....     (264)       -           -              (264)
    Currency translation
     adjustments.........        (150)       -                          (150)
                              -------    ------      -------         -------
  Total stockholders' equity   55,754    23,048      (23,048)         55,754
                              -------    ------      -------         -------
  Total liabilities and
  stockholders' equity...... $233,774   $30,199     $ 55,237        $319,210
                              =======    ======      =======         =======

  The accompanying notes are an integral part of the financial statements.

                      HOME PRODUCTS INTERNATIONAL, INC.

       Unaudited Pro Forma Condensed Combined Statement of Operations
                   For the Six Months Ended June 27, 1998
                   (in thousands, except per share amounts)

                            HPI       PRESTIGE    Pro Forma      Pro Forma
                         Historical  Historical   Adjustments      Combined
                          -------      -------      ------         -------
 Net sales ........      $107,393     $ 32,357    $ (2,500)   (h) $137,250

 Cost of goods sold        72,561       18,851      (2,000)   (h)   89,129
                                                      (283)   (i)
                          -------      -------      ------         -------
    Gross profit ..        34,832       13,506        (217)         48,121

  Operating expenses       21,298        8,867        (373)   (j)   31,253
                                                       773    (k)
                                                       688    (l)
                          -------      -------      ------         -------
    Operating profit       13,534        4,639      (1,305)         16,868

  Interest (expense)...    (6,388)          -       (2,897)   (m)   (9,285)
  Other income (expense)      107         (141)         -              (34)
                          -------      -------      ------         -------
 Earnings (loss) before     7,253        4,498      (4,202)          7,549
  income taxes  ...

 Income tax (expense)      (2,978)      (1,508)      1,392    (n)   (3,094)
   Benefit ........
                          -------      -------      ------         -------
                         $  4,275     $  2,990    $ (2,810)       $  4,455
 Net earnings (loss)      =======      =======      ======         =======
 from  continuing
 operations .......

 Net earnings from
  continuing operations
  per share - basic      $   0.54  (o)                             $  0.56 (o)
                          =======                                   ======
 Net earnings from
  continuing operations
  per share - diluted    $   0.52  (o)                             $  0.54 (o)
                          =======                                   ======
  Weighted average
  common shares
  outstanding - basic       7,938                                    7,938
              diluted       8,300                                    8,300


  The accompanying notes are an integral part of the financial statements.


                      HOME PRODUCTS INTERNATIONAL, INC.

    Notes to Unaudited Pro Forma Condensed Combined Financial Statements
                               (in thousands)

       The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of June 27, 1998 gives effect to the Asset Acquisition and the New Credit Agreement as if each had occurred on June 27, 1998. The Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 27, 1998 gives effect to the Asset Acquisition and the New Credit Agreement as if each occurred on December 28, 1997.

       The pro forma data does not purport to represent what the Company's actual results of operations or financial position would have been had such transactions occurred on such dates. The pro forma statement of operations also does not purport to project the results of operations of the Company for the current year or for any other period.

       Pro forma adjustments relating to the Asset Acquisition and the New Credit Agreement are as follows:

  (a) Reflects adjustment  to inventories to record  on a FIFO basis
      rather  than   the  LIFO  basis   used  prior  to   the  Asset
      Acquisition.

  (b) Reflects the Asset Acquisition at an all cash purchase price of $78,000 as if it occurred on June 27, 1998. The Asset Acquisition was accounted for as a purchase; therefore, the purchase price will be allocated to the assets and liabilities assumed based upon their fair values. Certain transaction fees and expenses totaling $1,000 that were incurred in connection with the Asset Acquisition are included in the excess of purchase price over the fair value of the net assets acquired (i.e., goodwill). The preliminary pro forma calculation of the excess of the purchase price over the fair value of the net assets acquired is $55,000 which will be amortized over a period of forty years.

  (c) Deferred financing fees related to the closing of the New Credit Agreement were $500 and will be amortized over the life of the Term Loan which is six years.

  (d) Reflects the adjustment to long-term debt to report the current maturity of the Term Loan entered into as a part of the Asset Acquisition.

  (e) Reflects accruals established for financing fees and expenses incurred as a part of the Asset Acquisition, but not paid as of such date, the elimination of liabilities not assumed as part of the Asset Acquistion and certain immaterial items.

  (f) Reflects the additional long-term debt incurred in connection with the Asset Acquisition. A total of $750 of the Term Loan was classified as current.

  (g) Reflects the elimination of Prestige's equity accounts.

  (h) Reflects elimination  of intercompany sales and  cost of sales
      between Prestige  and Newell.   It is anticipated  that Newell
      will no longer purchase these items from Prestige.

  (i) Reflects elimination of the change in the LIFO reserve from December 27, 1997 to June 27, 1998.

  (j) Reflects elimination of administrative costs charged by Newell for providing Prestige with the following services; (i) treasury management, (ii) cash management, (iii) receivables processing, (iv) payables processing, (v) computer services and (vi) payroll processing.

  (k) Reflects the additional costs to be incurred by Prestige to replace the functions that were previously performed by Newell (those items listed in footnote (j) above).

  (l) Reflects increased goodwill amortization as a result of the Asset Acquisition. Goodwill is amortized over forty years.

  (m) Reflects the estimated increase in interest expense as if the Asset Acquisition and the New Credit Agreement had occurred on
      December  28, 1997.    The components  of  pro  forma interest
      expense are as follows:
                                                        In Thousands
      Six months of interest expense on $78,000
       cash purchase price................................ $  2,925
      Six months of deferred financing fee
       amortization on $500 of fees.......................       42
      Reduction of Unused Commitment Fees as a
       result of additional borrowings under the
       New Credit Agreement...............................      (70)
                                                            -------
      Net pro forma adjustment to interest expense         $  2,897
                                                            =======

  (n) The adjustment to pro forma income tax expense is to adjust the Pro Forma Combined income tax expense to reflect HPI's estimated combined statutory rate of 41%.

  (o) Weighted average common shares outstanding used in the calculation of earnings per share - basic were 7,938, and used in the calculation of earnings per share - diluted were 8,300.

  (p) Item was not acquired or assumed as a part of the Asset Acquisition.

                         HOME PRODUCTS INTERNATIONAL, INC

         Unaudited Pro Forma Condensed Combined Financial Statements


                                  Contents


  Unaudited Pro Forma Condensed Combined Balance Sheet as of
    December 27, 1997........................................       16

  Unaudited Pro Forma Condensed Combined  Statement of
    Operations for the Year Ended December 27, 1997..........       17

  Notes to Unaudited Pro Forma Condensed Combined
    Financial Statements.....................................       18

                        HOME PRODUCTS INTERNATIONAL, INC.
               Unaudited Pro Forma Condensed Combined Balance Sheet
                             As of December 27, 1997
                                  (in thousands)

                          HPI     Pro Forma   PRESTIGE  Pro Forma      Pro Forma
                      Historical   Seymour   Historical Adjustments     Combined
         Assets         -------   -------     ------     -------        -------
Current assets:
  Cash and cash
   equivalents         $    583  $  2,208    $     2    $     (2)  (p) $  2,791
  Accounts
   receivable,net        20,882    12,386      9,146           -         42,414
  Inventories, net       12,797    11,598      8,000         423   (a)   32,818
  Prepaids and other
   current assets           428       358        345                      1,131
                        -------   -------     ------     -------        -------
Total current assets     34,690    26,550     17,493         421         79,154

 Property, plant and
   equipment, net        28,380    12,121     15,952        (967)  (p)   55,486
 Intangible and other                                     55,000   (b)
  assets                 36,273    89,168          -         500   (c)  180,941
                        -------   -------     ------     -------        -------
Total assets .....     $ 99,343  $127,839    $33,445    $ 54,954       $315,581
                        =======   =======     ======     =======        =======
Liabilities and Stockholders' Equity
Current liabilities:
 Current maturities of
 long-term obligations $  3,850  $  2,737    $    -     $    750   (d)   $7,337
 Accounts payable         9,664     2,532        850           -         13,046
 Accrued liabilities     12,913    10,333      5,662       3,887   (e)   32,795
                        -------   -------     ------     -------        -------
Total current
 liabilities             26,427    15,602      6,512       4,637         53,178
 Long-term obligations
  - net of current
  maturities             30,700    96,987         -       77,250   (f)  204,937
 Other long-term
  liabilities               -       6,270         -           -           6,270
 Stockholders' equity
    Common Stock...          67        13        393        (393)  (g)       80
    Additional paid-in
     capital             33,956    14,267      1,569      (1,569)  (g)   48,223
    Retained earnings...  8,616    (5,300)    24,971     (24,971)  (g)    3,316
    Common Stock held
     in treasury-at cost   (264)      -           -           -            (264)
    Currency translation
     adjustments .....     (159)      -           -                        (159)
                        -------   -------     ------     -------        -------
Total stockholders'
 equity                  42,216     8,980     26,933     (26,933)        51,196
                        -------   -------     ------     -------        -------
Total liabilities and
 stockholders' equity  $ 99,343  $127,839    $33,445    $ 54,954       $315,581
                        =======   =======     ======     =======        =======

  The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.
         Unaudited Pro Forma Condensed Combined Statements of Operations
                       For the Year Ended December 27, 1997
                                    (unaudited)
                     (in thousands, except per share amounts)

                          HPI     Pro Forma PRESTIGE   Pro Forma     Pro Forma
                      Historical  Seymour  Historical Adjustments    Combined
                        -------   -------   -------    ------        -------
                                               -
 Net sales .......     $129,324  $ 92,963  $ 73,243   $(4,387) (h)  $291,143

 Cost of goods sold      88,888    68,900    46,345    (6,431) (h)   197,676
                                                          (26) (i)
                        -------   -------   -------    ------        -------
    Gross profit         40,436    24,063    26,898     2,070         93,467
  Operating expenses     27,688    21,462    14,366     5,827  (j)    69,343
                        -------   -------   -------    ------        -------
    Operating profit     12,748     2,601    12,532    (3,757)        24,124

  Interest (expense)...  (5,152)  (10,385)       -     (5,565) (k)   (21,102)
  Other income (expense)     70      (802)     (91)        -            (823)
                        -------   -------   -------    ------        -------
 Earnings (loss)
 before income taxes      7,666    (8,586)   12,441    (9,322)         2,199
                        -------   -------   -------    ------        -------
 Income tax (expense)
  benefit before Change
  in valuation allowance (3,489)    3,857    (4,787)    3,729  (l)      (690)
 Change in valuation
  allowance ......        3,143        -         -         -           3,143
                        -------   -------   -------    ------        -------
Total income tax
   expense (benefit)       (346)    3,857    (4,787)    3,729          2,453

 Net earnings (loss)
  from continuing
  operations ......    $  7,320  $ (4,729) $  7,654   $(5,593)      $  4,652
                        =======   =======   =======    ======        =======
 Net earnings from
  continuing operations
  per share - basic    $   1.35   (m)                               $   0.69 (n)

 Net earnings from
  continuing operations
  per share - diluted  $   1.29   (m)                               $   0.66 (o)

  Weighted average
  common shares
  outstanding -
     basic                5,436                                        6,757
     diluted              5,682                                        7,003

  The accompanying notes are an integral part of the financial statements.

                      HOME PRODUCTS INTERNATIONAL, INC.

    Notes to Unaudited Pro Forma Condensed Combined Financial Statements
                               (in thousands)

       The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of December 27, 1997 is based upon and should be read in conjunction with the historical Consolidated Financial Statements of HPI, Seymour Housewares Corporation,("Seymour") and Prestige and the notes thereto included elsewhere in this form 8-k/a (historical financial statements related to Seymour are hereby incorporated by reference from the Form S-4 filed on June 10, 1998), and have been adjusted to give pro forma effect to the Asset Acquisition and the New Credit Facility as if each had occurred on December 27, 1997.

       The Seymour historical Condensed Balance Sheet as of December 27, 1997 has been adjusted to reflect pro forma adjustments related to, (i) the December 30, 1997 acquisition of all of the outstanding stock of Seymour, (the "Seymour Acquisition"), (ii) the Prior Credit Agreement and
  (iii) the May 14, 1998 issuance of $125,000 9.625% Senior Subordinated Notes due 2008, (items (ii) and (iii) are collectively referred to herein as the "Refinancing") as if each transaction had occurred on December 27, 1997. The Seymour Acquisition and the Refinancing are described in further detail in the Form S-4 filed on June 10, 1998.

       The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended 1997 has been prepared by combining the Consolidated Statements of Operations of HPI for the year ended December 27, 1997 with the Pro forma Condensed Statement of Operations of Seymour for the year ended December 27, 1997 (pro forma to include the impact of the Seymour Acquisition and the Refinancing on Seymour's historical Statement of Operations, as if each transaction occurred on December 29, 1996) and the Consolidated Statements of Operations of Prestige for the year ended December 31, 1997 as if the Asset Acquisition and the New Credit Agreement each occurred on December 29, 1996.


       The pro forma data does not purport to represent what the Company's actual results of operations or financial position would have been had such transactions occurred on such dates. The pro forma statement of operations also does not purport to project the results of operations of the Company for the current year or for any other period.

       Pro forma adjustments relating to the Asset Acquisition and the New Credit Agreement are as follows:

  (a) Reflects adjustment to inventories to record on a FIFO basis rather than the LIFO basis used prior to the Asset Acquisition.

  (b) Reflects the Asset Acquisition as if it occurred on December 27, 1997 at an all cash purchase price of $78,000. The Asset
      Acquisition was accounted for as a purchase; therefore, the purchase price will be allocated to the assets and liabilities assumed based upon their fair values. Certain transaction fees and expenses totaling $1,000 that were incurred in connection with the Asset Acquisition are included in the excess of purchase price over the fair value of the net assets acquired (i.e., goodwill). The preliminary pro forma calculation of the excess of the purchase price over the fair value of the net assets acquired is $55,000 which will be amortized over a period of forty years.

  (c) Deferred financing fees related to the closing of the New Credit Agreement were $500 and will be amortized over the life of the Term Loan which is six years.

  (d) Reflects the adjustment to long-term debt to report the current maturity of the Term Loan entered into as a part of the Asset Acquisition.

  (e) Reflects accruals established for financing fees and expenses incurred as a part of the Asset Acquisition, but not paid as of such date, the elimination of liabilities not assumed as a part of the Asset Acquisition and certain immaterial items.

  (f) Reflects the additional long-term debt incurred  in connection with
      the  Asset Acquisition.   A  total of  $750 of  the  Term Loan  was
      classified as current.

  (g) Reflects the elimination of Prestige's equity accounts.

  (h) Reflects elimination of intercompany sales and cost of sales between Prestige and Newell. It is anticipated that Newell will no longer purchase these items from Prestige.

      Additionally,  the pro  forma adjustment  to Net  sales reflects  a
      reclassification  of  $3,652  of  Freight  expenses   to  operating
      expenses in order to conform with HPI presentation.

  (i) Reflects elimination of the change in the LIFO reserve from December 29, 1996 to December 27, 1997.

  (j) Reflects the following pro forma adjustments:
                                                            In Thousands
      Reclass Freight expense from Net sales to Operating
       expense to conform with HPI...........................   $  3,652
      Eliminate administrative costs charged by Newell for
       providing Plastics with the following services;
       (i) treasury management, (ii) cash management, (iii)
       receivables processing, (iv) payables processing,
       (v) computer services and (vi) payroll processing.....      (745)
      Reflects the additional costs to be incurred by
       Prestige to replace the functions that were
       previously performed by Newell........................      1,545
      Reflects increased goodwill amortization as a result
       of the Asset Acquisition.  Goodwill is amortized
       over forty years......................................      1,375
                                                                  ------
             Net Pro forma adjustment to Operating expenses     $  5,827
                                                                  ======

  (k) Reflects the estimated increase in interest expense as if the Asset Acquisition and the New Credit Agreement had occurred on December 29, 1996, the beginning of the period. The components of pro forma interest expense are as follows:

                                                            In Thousands
      Fifty-two weeks  of interest expense on  $78,000 cash
       purchase price.......................................    $  5,850
      Fifty-two weeks of deferred financing fee
       amortization on $500 of fees incurred................          83
      Adjust rate applied to revolver borrowings to the
       New Credit Agreement rate............................        (241)
      Reduction of  Unused Commitment Fees as a result of
       additional borrowings under the New Credit Agreement.        (127)
                                                                   -----
         Net pro forma adjustment to interest expense           $  5,565
                                                                   =====

  (l) The pro forma income tax expense is computed by applying an estimated combined statutory rate of 40%.

  (m) Weighted average common shares outstanding used  in the calculation
      of  earnings   per  share - basic  were  5,436,  and  used  in  the
      calculation of earnings per share - diluted were 5,682.

  (n) Weighted average common shares outstanding used in the calculation of earnings per share - basic reflect the shares issued in the Seymour Acquisition of 1,321. As such, 6,757 shares were used in the calculation of earnings per share - basic.

  (o) Weighted average common shares outstanding used in the calculation of earnings per share - diluted reflect the shares issued in the Seymour Acquisition of 1,321. As such, 7,003 shares were used in the calculation of earnings per share - diluted.

  (p) Item was not acquired or assumed as a part of the Asset Acquisition.

       Pursuant to the requirements of the Securities Exchange Act of 1934,

  the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          Home Products International, Inc.

                                     By:  /s/ James .Winslow
                                         James E. Winslow
                                         Executive Vice President and
                                         Chief Financial Officer


  Dated:  November 6, 1998